CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-259103 and 333-189785 on Form S-3 and Registration Statement Nos. 333-251434, 333-211900, 333-199841, 333-189784, 333-183991, 333-153255, 333-273412, 333-273413, 333-265689 and 333-270394 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of MiMedx Group, Inc. and the effectiveness of MiMedx Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 26, 2025